UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.

Agreements with Georgios and Stella Thrapsaniotis

Term Sheet:
On February 15, 2018, the Company entered into a Term Sheet with Mr. Georgios Thrapsaniotis and Mrs. Stella Thrapsanioti, his spouse ("Stella"), pursuant to which Mr. and Mrs. Thrapsaniotis will purchase certain securities of the Company at a fixed price of US$0.03 per share.  Upon execution of the Term Sheet, one or multiple Private Placement Subscription Agreements are agreed to be entered into during  the immeidately following 10 days for total proceeds of USD $360,000 in respect of the issuance of a total of  12,000,000 shares of the restricted common stock of the Company.  As at the date of the Term Sheet, Mr. and Mrs. Thrapsaniotis collectively owned 18,049,898 restricited shares of the Company's common stock.

The Term Sheet also provides that Mr. Thrapsaniotis, or his designee, shall be entitled to hold the position of Treasurer of the Company, provided that Mr. and Mrs. Thrapsaniotis hold in excess of 5% of the Company's issued and outstanding common stock collectively, until the conclusion of a full profitable year irrespective of the number of shareholdings held individually or collectively by them at the relevant time. Furthermore, it is agreed by and between the shareholders of the Company who hold as of the date of the Term Sheet in excess of 5% of the Company's common stock, and concurrently hold a position on the Company's Board, or act in the capacity of any officer of the Company or its subsidiaries, that he/she shall not be entitled to receive any repayment against pre-existing debt owed by the Company, as of February 15, 2018, as it is recorded in the Company's financial records.

A copy of the Term Sheet noted above is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Private Placement:
On February 16, 2018, Mr. Georgios Thrapsaniotis subscribed for a total of 12,000,000 shares of the Company's restricted common stock at US$0.03 per share for total cash proceeds of $360,000.  Concurrently, Mr. Thrapsaniotis and his spouse, Stella Thrapsaniotis became affiliates of the Company, holding jointly a total of 30,049,898 shares of the Company's common stock or 11.99% percent of the total issued and outstanding share capital.

SECTION 3. SECURITIES AND TRADING MARKETS
ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES
Private Placement

On February 16, 2018, Mr. Georgios Thrapsaniotis, Treasurer and Director, subscribed for a total of 12,000,000 shares of the Company's restricted common stock at US$0.03 per share for total cash proceeds of $360,000.  The shares are subject to applicable resale restrictions. Concurrently, Mr. Thrapsaniotis and his spouse, Stella Thrapsaniotis became affiliates of the Company, holding jointly a total of 30,049,898 shares of the Company's common stock or 11.99% percent of the total issued and outstanding share capital.

A copy of the form of subscription agreement is filed as Exhibit 10.2 this Current Report on Form 8-K.

Consulting Agreement

On February 26, 2018 the Company awarded 5,000,000 shares of the Company's restricted common stock to Mr. Charalampos Sgardelis as consideration for his services as Business Development Manager. The shares were valued at fair market value on the date of issuance or $0.049 per share for total consideration of $245,000.
Advisory Agreement

On March 27, 2018, the Company entered into an Advisory Agreement pursuant to which we issued 500,000 restricted shares of the Company's common stock to the advisor, and agreed to issue a further 250,000 shares of restricted common stock upon the six month anniversary of the date of the agreement.  The issued shares were valued at fair market value on the date of issuance or $0.055 per share for total consideration of $27,500.

The information provided in Item 1.01, 5.02 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, ("Securities Act"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 5.  CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On March 22, 2018 and March 30, 2018 respectively, Sotirios Leontaritis, the President, Chief Executive Officer and a Director of the Company, entered into a Share Purchase Agreement (the "SPA") and an amendment thereto (the "Addendum"), (collectively herein referred to herein as the "Agreement") with Maschari Ltd. ("Maschari"), a Company incorporated in Cyprus, pursuant to which Mr. Leontaritis sold 122,710,562 of his restricted common shares to Maschari. Mr. Leontaritis received in exchange a Promissory Note dated March 30, 2018, to reflect the terms of the Agreement, in the principal amount of US$7,362,633 or US$0.06 per share, which note shall come due on March 29, 2021. The parties agreed that in the event Maschari defaults on the obligation to pay the Purchase Price according to the terms of the Agreement and the Promissory Note, Maschari will surrender the shares and shall return ownership of said shares to Mr. Leontaritis.  Further, under the terms of the Agreement, the common shares are to be registered in the name of Maschari, however, until such time as the Promissory Note is paid in full, or the parties agree by written addendum thereto to the release of shares on a pro-rata basis in such amounts as may equal installment payments received, the shares shall remain encumbered. Further, in the event of any reverse split, forward split, cancelation or class conversion, as may occur in the normal course, which impacts the Company's common shares, it is agreed by the parties that such replacement shares, regardless of class and number, will continue to remain in escrow and may not be sold until paid in full and/or the parties have agreed to their release on a pro-rata basis for consideration received.

The shares sold by Mr. Leontaritis represent approximately 49.1% of the Company's total outstanding shares of common stock. Mr. Leontaritis continues to hold 20,000,000 shares of the Company's common stock representing approximately 8% of the issued and outstanding shares.

The Share Purchase Agreement, amendment thereto  and the Promissory Note are attached hereto as Exhibit 10.3 and 10.4.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Directors

Effective February 15, 2018, Mr. Sotirios Leontaritis resigned from his position as the Treasurer of the Company. Concurrently, the Board of Directors appointed Mr. Georgios Thrapsaniotis ("Thrapsaniotis") as a member of the Board of Directors of the Company. Mr. Thrapsaniotis was also appointed Treasurer in accordance with the provisions of a Term Sheet more fully described above in Item 1.01.

Thrapsaniotis, age 73, is an experienced civil engineer and holds a degree from the University of Thessaloniki, School of Civil Engineering. He currently works as an independent contractor in the field of construction in both the private and public sectors, focused on technical design and construction of national and international projects, such as construction of Perama Town Hall and contributes to water supply and sanitation system projects in the municipalities of Aspropyrgos, Megara and Fyli. He has been self-employed in excess of 40 years. The Company believes that Thrapsaniotis will be a valuable asset in implementing the Company's current business plan. Thrapsaniotis is not an officer or director of any other reporting issuers.

Other than as set out above, Thrapsaniotis does not currently hold any other positions with the Company.

He does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Thrapsaniotis is a party or in which he participates that is entered into or material amendment in connection with the Company's appointment of Georgios Thrapsaniotis, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company's appointment of Thrapsaniotis to the Board of Directors other that as set out herein.

Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.
SECTION 8.   FINANCIAL STATEMENTS AND EXHIBITS

ITEM 8.01     OTHER EVENTS

Consulting Agreement

On January 2, 2017, the Company entered into a one-year consulting agreement (the "Agreement") with Mr. Charalampos Sgardelis ("Sgardelis"). Under the terms of the Agreement, Sgardelis provides services to the Company as Business Development Manager, for a term of one (1) year and receives compensation of Two Thousand Euros (2,000.00 €) per month.

On February 26, 2018 the Company approved a three (3) year extension to the Agreement (the "Addendum") between the Company and Sgardelis.  Under the terms and conditions of the Addendum, Sgardelis is entitled to receive compensation of Three Thousand Euros (3,000.00 €) per month, and shall be awarded five million (5,000,000) common shares upon execution of the Addendum.

A copy of the Addendum is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Advisory Agreement

On March 27, 2018, the Company entered into a one-year advisory agreement (the "Agreement") with an Mr. Ravi Vaidyanathan (the "Advisor"). Under the terms and conditions of the Agreement, the Advisor is appointed to the Company's Scientific Advisory Board  and is entitled to remuneration for the provision of services in the form of 500,000 shares of the common stock to be issued upon signing of the Agreement. Further, the Advisor shall be granted additional 250,000 shares of the common stock to be issued after a time-period of six (6) months from the signing of the Agreement.  The Advisor shall serve on the Scientific Advisory Board in the position of Biomechatronics and Human Augmentation Advisor. The Company or the Advisor may terminate the agreement upon 30 days written notice.

Ravi Vaidyanathan is an Associate Professor at Imperial College London, UK where he leads the Biomechatroics Laboratory (http://www.biomechatronicslab.co.uk/).   Dr. Vaidyanathan has led more than 20 separate research programs supported in USA, Singapore, and UK, authored over 100 refereed publications and is a named inventor four pending patents.  His research has been recognized internationally awards from SAGE Journals, the Institute of Electrical and Electronics Engineers (IEEE), American Institute of Aeronautics and Astronautics (AIAA), and the Robotics Society of Japan (RSJ) including: "Best Paper" at the IEEE International Conference on Intelligent Robots and Systems, "Best Paper" in the Journal of Systems and Control Engineering, and being a finalist for the "New Technology Foundation Research Award on Entertainment Robots and Systems"  awarded by the IEEE and the RSJ in recognition of the most innovative research in robotics over the 20 year period of 1987-2007.  In 2016 his laboratory was awarded the UK "National Health Service (NHS) Innovation Award" as well as the UK Institute of Engineering Technology (IET) 'Most Promising Innovation in Robotics' award for their research in neuroroboitcs.   Revolutionary aspects have also been featured by: the BBC, New Scientist, The Engineer, Inc. Magazine, IEEE Institute, Flight Global Magazine, The Times of India, The Discovery Channel, and the Tokyo Broadcasting Company.  He has been invited to present his research at the US Pentagon and UK Parliament.  Dr Vaidyanathan's laboratory has supported the formation of four spinout companies in biorobotics and mechatronics.  He is currently co-chair of the Institute of Electrical and Electronics Engineers Robotics and Automation Society Technical Advisory Committee on Biorobotics and holds honorary professorships in the USA and India.
A copy of the Advisory Agreement noted above is filed as Exhibit 10.6 to this Current Report on Form 8-K.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit no.	Description
10.1	Term Sheet between the Company and Stella Thrapsanioti and Georgios Thrapsaniotis, dated February 15, 2018	Filed herewith

10.2	Form of Private Placement Subscription Agreement between the Company and Georgios Thrapsaniotis dated February 16, 2018.	Filed herewith

10.3	Share Purchase Agreement and Addendum (collectively the "Agreement") between Sotirios Leontaritis and Maschari Ltd. dated March 22, 2018	Filed herewith

10.4	Promissory note dated March 30, 2018	Filed herewith

10.5	February 26, 2018 Amendment to January 2, 2017 Consulting Agreement between the Company and Charalampos Sgardelis	Filed herewith

10.6	Advisory Agreement between HCi Viocare and Ravi Vaidyanathan, dated March 8, 2018	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Date: May 1, 2018	By:	/s/Sotirios Leontaritis
Sotirios Leontaritis
President, CEO and Director